Promissory Note

Revolving Line of Credit

July 16, 2009

Borrower: inContact, Inc.

Lender: Zions First National Bank

Amount: $8,500,000.00

Maturity: July 1, 2011

For value received, Borrower promises to pay to the order of Lender at Corporate Banking Group, One South Main, Suite 200, Salt Lake City, Utah 84111, the sum of eight million five hundred thousand dollars ($8,500,000.00) or such other principal balance as may be outstanding, with interest thereon calculated and payable as provided herein.

Definitions

Terms used in the singular shall have the same meaning when used in the plural and vice versa. As used in this Promissory Note, the term:

“Banking Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Utah are authorized or required to close.

“Dollars” and the sign “$” mean lawful money of the United States.

“Event of Default” shall have the meaning set forth in the Loan Agreement.

“Loan Agreement” means that certain Loan Agreement dated July 16, 2009, by and between Zions First National Bank, as Lender and inContact, Inc. as Borrower identified therein, together with any exhibits, amendments, addenda, and modifications.

“Ninety Day Federal Home Loan Bank (FHLB) Rate” means the rate per annum quoted by Lender as Lender’s Ninety Day FHLB rate based upon the FHLB Seattle rate as quoted in Bloomberg, or on the FHLB Seattle internet web site at www.FHLBsea.com, or other comparable service selected by Lender. The definition of “Ninety Day Federal Home Loan Bank (FHLB) Rate” is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the rate used herein. It is not necessarily the lowest rate charged by Lender on its loans. If the Ninety Day FHLB Rate becomes unavailable during the term of this Promissory Note, Lender may designate a substitute index after notifying Borrower.

“Ninety Day LIBOR Rate” means the rate per annum quoted by Lender as its Ninety Day LIBOR Rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates as quoted for United States Dollars by Bloomberg or other comparable services selected by Lender. This definition of “Ninety Day LIBOR Rate” is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

“Security Documents” shall have the meaning set forth in the Loan Agreement.

Interest

Interest shall accrue on the outstanding principal balance hereunder from the date of disbursement until paid, both before and after judgment, at a variable rate computed on the basis of a three hundred sixty (360) day year as follows: four and five-tenths percent (4.5%) per annum above the Ninety Day LIBOR Rate, from time to time in effect, adjusted as of the date of any change in the Ninety Day LIBOR Rate. Notwithstanding the foregoing, if Lender reasonably determines (which determination shall be conclusive) that (i) quotations of interest rates referred to in the definition of Lender’s Ninety Day LIBOR Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of Lender determining the Ninety Day LIBOR Rate, (ii) the adoption of any applicable law, rule, or regulation or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to offer loans based on the Ninety Day LIBOR Rate, or (iii) the Ninety Day LIBOR Rate does not accurately cover the cost of Lender making or maintaining advances based on the Ninety Day LIBOR Rate, then Lender shall give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate hereunder shall be converted to a variable rate computed on the basis of a three hundred sixty (360) day year as follows: four and seventy-five hundredths percent (4.75%) per annum above the Ninety Day Federal Home Loan Bank (FHLB) Rate, from time to time in effect, adjusted as of the date of any change in the Ninety Day Federal Home Loan Bank (FHLB) Rate.

Revolving Line of Credit

This Promissory Note shall be a revolving line of credit under which Borrower may repeatedly draw and repay funds, so long as no default exists hereunder or under the Loan Agreement. All disbursements under this Promissory Note shall be made in accordance with the Loan Agreement.

Principal and interest shall be payable as follows: Interest accrued is to be paid in arrears commencing August 1, 2009, and on the same day of each month thereafter. All principal and unpaid interest shall be paid in full on July 1, 2011.

All payments shall be applied first to accrued interest and the remainder, if any, to principal.

Prepayment

Borrower may prepay all or any portion of this Promissory Note at any time without penalty. Any prepayment received by Lender after 2:00 p.m. Mountain Time shall be deemed received on the following Banking Business Day.

General

This Promissory Note is made in accordance with, governed by, and deemed to be a promissory note under, and subject to all terms and conditions of, the Loan Agreement and is secured by the collateral identified in the Security Documents.

If, at any time prior to the maturity of this Promissory Note, this Promissory Note shall have a zero balance owing, this Promissory Note shall not be deemed satisfied or terminated by and shall remain in full force and effect for future draws unless terminated upon other grounds.

Upon default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at a default rate from the date when due until paid, both before and after judgment, which default rate shall be three percent (3.0%) per annum above the foregoing interest rate.

If an Event of Default exists, time being of the essence hereof, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full.

If an Event of Default exists, Borrower agrees to pay to the holder hereof all collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah.

Borrower acknowledges that by execution and delivery of this Promissory Note Borrower has transacted business in the State of Utah and Borrower voluntarily submits to, consents to, and waives any defense to the jurisdiction of the courts located in the State of Utah as to all matters relating to or arising from this Promissory Note. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER AND EXCEPT AS PROVIDED IN THE ARBITRATION PROVISIONS IN THE LOAN AGREEMENT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS PROMISSORY NOTE. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS PROMISSORY NOTE MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

Borrower and all endorsers hereof waive presentment for payment, demand, protest, notice of protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers or modifications without notice and further consent to the release of any collateral or any part thereof with or without substitution.

Borrower:

inContact, Inc.

By: /s/ Gregory S. Ayers

Name: Gregory S. Ayers

Title: Chief Financial Officer